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                                                                   EXHIBIT 23(b)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of K2 Inc. for the registration of 1,519,574 shares of its common stock and to the incorporation by reference therein of our report dated February 17, 1999, with respect to the consolidated financial statements of K2 Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Los Angeles, California
August 6, 1999